Exhibit (b)

HEARTLAND GROUP, INC.
(A Maryland Corporation)

AMENDED AND RESTATED BYLAWS
(through May 12, 2022 amendments)

ARTICLE I
NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL

Section 1.1.       Name. The name of the Corporation is Heartland Group, Inc.

Section 1.2.       Principal Office and Additional Offices. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate. The Corporation may, in addition, establish and maintain such other offices, including a principal executive office, and places of business as the Board of Directors may, from time to time, determine.

Section 1.3.       Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE II
STOCKHOLDERS

Section 2.1.       Place of Meetings. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.

Section 2.2.       Annual Meeting. As permitted by the Investment Company Act of 1940, as amended from time to time, and the rules and regulations prescribed by the Securities and Exchange Commission thereunder (the “Investment Company Act”), the Corporation shall not be required to hold annual meetings of stockholders in any year in which the election of Directors is not required to be acted upon under the Investment Company Act. In the event that the Corporation is required to hold a meeting of stockholders to elect Directors under the Investment Company Act, such meeting shall be designated the annual meeting of stockholders for that year and shall be held on a date and at the time and place set by the Board of Directors in accordance with the Maryland General Corporation Law (the “MGCL”). An annual meeting of stockholders called for any other reason shall be held on a date and at the time and place set by the Board of Directors.

Section 2.3.       Special Meetings. Each of the Chief Executive Officer, the President or the Board of Directors may call a special meeting of stockholders. A special meeting of stockholders shall be held on the date and at the time and place set by the Chief Executive Officer, the President or the Board of Directors, whoever has called the meeting. A special meeting of stockholders shall also be called by the Secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs by the requesting stockholders, the Secretary shall give notice stating the purpose or purposes of the meeting.

Section 2.4.       Notice of Meetings. Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give to, or cause to be given to, each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting. No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 2.5.       Quorum; Adjournments. The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast one third of the votes entitled to be cast at the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by statute, by the charter of the Corporation (the “Charter”) or by these Bylaws. Whether or not a quorum is present, a stockholders’ meeting may be adjourned at any time, including after action on one or more matters, by the chair of such meeting to a date not more than 120 days after the original record date without further notice other than announcement at the meeting. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present. The date, time and place of the meeting, as reconvened, shall be either (a) announced at the meeting or (b) provided at a future time through means announced at the meeting.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Section 2.6.       Voting. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different vote is required by statute or by the Charter. Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of series or class, shall be entitled to one vote (with a fractional vote for any fractional shares) on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be by voice vote unless the chair of the meeting shall order that voting be by ballot or otherwise.

Section 2.7.       Stockholders Entitled to Vote. If the Board of Directors sets a record date for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting in accordance with Section 6.3 hereof, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his or her name on the books of the Corporation on such record date. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

Section 2.8.       Proxies. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed by the stockholder or by his or her duly authorized agent in any manner permitted by law. Unless a proxy provides otherwise, it is not valid more than eleven months after its date. Proxies shall be delivered prior to the meeting to the Secretary of the Corporation or to the person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 2.9.       Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chair of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following individuals present at the meeting in the following order: the lead Independent Director, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and, within each rank, in their order of seniority, the Secretary, or, in the absence of such officers, a chair chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary or, in the case of a vacancy in the office or absence of the Secretary, an Assistant Secretary or an individual appointed by the Board of Directors or the chair of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of stockholders, an Assistant Secretary, or, in the absence of all Assistant Secretaries, an individual appointed by the Board of Directors or the chair of the meeting, shall record the minutes of the meeting. Even if present at the meeting, the person holding the office named herein may delegate to another person the power to act as chair or secretary of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chair and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chair of the meeting may determine; (c) recognizing speakers at the meeting and determining when and for how long speakers and any individual speaker may address the meeting; (d) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results should be made; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (g) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.

Section 2.10.     Inspectors. The Board of Directors or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chair of the meeting, the inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chair of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.11.     Telephone and Remote Communication Meetings. The Board of Directors or chair of the meeting may permit one or more stockholders to participate in a meeting by means of a conference telephone or other communications equipment in any manner permitted by Maryland law. In addition, the Board of Directors may determine that a meeting not be held at any place, but instead may be held solely by means of remote communications in any manner permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at the meeting.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1.       Powers. Except as otherwise provided by law, by the Charter or by these Bylaws, the business and affairs of the Corporation shall be managed under the direction of and all the powers of the Corporation shall be exercised by or under authority of the Board of Directors.

Section 3.2.       Number and Term. The Board of Directors shall consist of not fewer than three nor more than twelve Directors, as specified by a resolution of a majority of the entire Board of Directors, provided that at least a majority of the entire Board of Directors shall be persons who are not “interested persons” of the Corporation as defined in the Investment Company Act (hereinafter referred to as “Independent Directors”) or such higher percentage as required by the Investment Company Act. Each Director (whenever selected) shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 3.3.       Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the Directors (including a majority of the Independent Directors) then in office, although less than a quorum, except that a newly created Directorship may be filled only by a majority vote of the entire Board of Directors (including a majority of the Independent Directors); provided, however, that immediately after filling such vacancy, at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, less than a majority of the Directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within the time frames prescribed by the Investment Company Act and the rules thereunder.

Section 3.4.       Retirement Policy. Each Independent Director shall submit notice of his or her resignation to be effective as of January 1 of the calendar year following the year in which the Director turns age 75 unless the waiver of this requirement is approved by the Board of Directors, upon the recommendation of the Nominating and Governance Committee.

Section 3.5.       Removal and Resignation. At any meeting of stockholders duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast generally for the election of Directors, remove any Director or Directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed Directors. Any Director may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified therein.

Section 3.6.       Annual and Regular Meetings. The Board of Directors from time to time may provide by resolution for the holding of regular and annual meetings of the Board of Directors and fix their time and place within or outside the State of Maryland. At the annual meeting of the Board of Directors, the Board shall choose officers and transact other proper business for an annual meeting. Notice of such annual and regular meetings of the Board of Directors need not be in writing, provided that written notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made in the manner provided in Section 3.7 hereof for notice of special meetings of the Board of Directors. Except as provided by the Investment Company Act and the rules and interpretations of the SEC thereunder, members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a telephone or video conference (or any similar communications equipment), as long as all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

Section 3.7.       Special Meetings. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the Chairman of the Board or by a majority of the Directors. Notice of special meetings, stating the time and place, shall be (1) mailed to each Director at his or her residence or regular place of business at least five days before the day on which a special meeting is to be held, (2) delivered to him or her personally, (3) communicated by telephone (including voicemail), or (4) delivered by e-mail or by any other electronic means at least one day before the meeting.

Section 3.8.       Waiver of Notice. No notice of any meeting need be given to any Director who is present at the meeting or who waives notice of such meeting in writing, including by e-mail or by any other electronic means (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

Section 3.9.       Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the total number of Directors then in office (but not less than two Directors) shall constitute a quorum and shall be sufficient for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, by the Charter or by these Bylaws. The Directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Directors to leave fewer than required to establish a quorum. If enough Directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 3.10.     Action Without a Meeting. Subject to the provisions of the Investment Company Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent to such action is given in writing or by electronic transmission by all members of the Board or of such committee, as the case may be, and such consent is filed in paper or electronic form with the minutes of proceedings of the Board or committee.

Section 3.11.     Compensation of Directors. The Board of Directors may, by resolution, determine what compensation and reimbursement of expenses of attendance at meetings, if any, shall be paid to Directors in connection with their service on the Board. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity or from receiving compensation therefor.

Section 3.12.     Reliance. Each Director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the Director or officer reasonably believes to be reliable and competent in the matters presented, by an attorney, certified public accountant or other person, as to a matter which the Director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a Director, by a committee of the Board of Directors on which the Director does not serve, as to a matter within its designated authority, if the Director reasonably believes the committee to merit confidence.

Section 3.13.     Ratification. The Board of Directors or the stockholders may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.

Section 3.14.     Emergency Provisions. Notwithstanding any other provision in the Charter or these Bylaws, this Section 3.14 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any Director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many Directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of Directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV
COMMITTEES

Section 4.1.       Organization. By resolution adopted by the Board of Directors, the Board may designate one or more committees, including without limitation an Audit Committee, a Nominating and Governance Committee, and an Executive Committee. The Chairpersons of such committees shall be elected by the Board of Directors, including a majority of the Independent Directors. Each member of a committee shall be a Director and shall hold office at the pleasure of the Board; provided that all members of the Audit, Nominating and Governance and Executive Committees shall be Independent Directors. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except as prohibited by law.

Section 4.2.       Audit Committee. The Board of Directors shall have an Audit Committee, consisting of two or more Independent Directors. The Audit Committee shall select the independent auditors of the Corporation, approve the provision of audit and permitted non-audit services (and the related fees) of the independent auditors, oversee the preparation of the Corporation's financial statements and the independent audit thereof, oversee the Corporation's accounting policies and practices and internal control over financial reporting, and take such other action as may be delegated to it by the Board of Directors. The Audit Committee shall adopt a written charter, keep regular minutes of its proceedings and report to the Board when required or deemed advisable by the Board.

Section 4.3.       Nominating and Governance Committee. The Board of Directors shall have a Nominating and Governance Committee, consisting of two or more Independent Directors. The Nominating and Governance Committee shall identify, evaluate, consider and recommend persons for appointment or election to the Board of Directors, select and nominate persons to serve as Independent Directors, determine the independence of Directors, develop or recommend minimum standards and qualifications for Directors, recommend the compensation of the Independent Directors and committee members, oversee the annual self-assessment process, recommend governance policies and procedures for the Board of Directors, and take such other action as may be delegated to it by the Board of Directors. The Nominating and Governance Committee shall adopt a written charter, keep regular minutes of its proceedings and report to the Board when required or deemed advisable by the Board.

Section 4.4.       Executive Committee. There may be an Executive Committee of two or more Independent Directors appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Executive Committee shall consult with and advise the officers of the Corporation in the management of its business and exercise such powers of the Board of Directors as may be delegated to it by the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required or deemed advisable by the Board.

Section 4.5.       Other Committees. The Board of Directors may appoint other committees, consisting of one or more Directors, which shall have such powers and perform such duties as may be delegated from time to time by the Board.

Section 4.6.       Proceedings and Quorum. In the absence of an applicable resolution of the Board of Directors, each committee may adopt such rules and regulations not inconsistent with law, the Charter or these Bylaws to govern its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

ARTICLE V
OFFICERS

Section 5.1.       General. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer and a Chief Compliance Officer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.11 hereof. Officers need not be Directors.

Section 5.2.       Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 5.11 hereof, shall be elected by the Board of Directors at its first annual meeting or such meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not elected at any annual meeting, such officers may be elected at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer elected by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his or her successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation; however, a person may not serve concurrently as both President and Vice President. Moreover, a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

Section 5.3.       Removal and Resignation. Any officer may be removed from office at any time by the vote of a majority of the members of the Board of Directors, provided that a majority of the Independent Directors must approve the removal of the Chief Compliance Officer. Any officer may resign his or her office at any time by delivering a written resignation to the Board of Directors, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect upon delivery or at a later time specified therein.

Section 5.4.       Chairperson of the Board. The Board of Directors, including a majority of the Independent Directors, shall appoint a Chairperson of the Board from among the Directors. The Chairperson of the Board may serve in such capacity only as long as he or she continues to be a Director, and the Chairperson of the Board shall be an Independent Director. The Chairperson of the Board shall preside at all meetings of the Board of Directors and may confer with the Chief Executive Officer, President or any other officer of the Corporation or investment advisor to the mutual fund series of the Corporation for purposes of determining the matters to be discussed and considered at Board meetings. The Chairperson of the Board shall have such powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors, including a majority of the Independent Directors.

Section 5.5.       Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall serve in such capacity for purposes of the federal securities laws, such as certifying or otherwise signing the Corporation’s financial statements, shareholder reports and registration statements. Subject to the supervision of the Board of Directors, the Chief Executive Officer shall have general charge and control over the business, affairs, and property of the Corporation and general supervision over its officers, employees and agents, and shall oversee the implementation of the strategies, plans, orders and resolutions of the Board of Directors. Except as the Board of Directors may otherwise order or as provided in these Bylaws, the Chief Executive Officer shall have authority to appoint such non-executive officers, employees and agents as he or she shall deem necessary or appropriate, to prescribe their powers, duties and compensation, and to delegate authority to them. Such officers, employees and agents shall serve at the discretion of the Chief Executive Officer. The Chief Executive Officer may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements and otherwise take action to bind the Corporation, except to the extent expressly limited by the Board of Directors. The Chief Executive Officer shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 5.6.       President. The President shall have such powers and perform such duties as from time to time may be assigned to him or her by the Board of Directors and the Chief Executive Officer. The President shall report to the Board of Directors and the Chief Executive Officer and assist the Chief Executive Officer in the discharge of the supervisory, managerial and executive duties and functions. In the absence of the Chief Executive Officer, the President shall report to the Board of Directors and perform the duties of the Chief Executive Officer and when so acting shall have all of the authority, powers and duties of the Chief Executive Officer. The President may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements and otherwise take action to bind the Corporation, except to the extent expressly limited by the Board of Directors or the Chief Executive Officer.

Section 5.7.       Vice President. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President or the Chief Executive Officer. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 5.8.       Chief Compliance Officer. The Chief Compliance Officer shall be responsible for matters relating to compliance by the Corporation with applicable laws, rules and regulations and in such capacity shall administer codes, policies, procedures and programs adopted by the Corporation that are reasonably designed to prevent the Corporation from violating applicable federal securities laws, including the written policies and procedures required by Rule 38a-1 under the Investment Company Act. The Chief Compliance Officer shall also oversee the compliance by third party service providers to the Corporation with applicable federal securities laws and review the adequacy of the Corporation's written compliance policies and procedures at least annually. The Chief Compliance Officer shall report directly to the Board of Directors or such committees thereof as the Board may designate (including the preparation of a written report as required by Rule 38a-1(a)(iii) under the Investment Company Act), meet at least annually with the Independent Directors and otherwise abide by the requirements of said Rule 38a-1. The Corporation's Board of Directors, including a majority of the Independent Directors, shall be responsible for designating a single person to be Chief Compliance Officer and approving the compensation of the Chief Compliance Officer. The Chief Compliance Officer may be removed from his or her responsibilities by action of and only with the approval of the Board of Directors, including a majority of the Independent Directors.

Section 5.9.       Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he or she shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He or she shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors. He or she shall perform all acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he or she may perform all the duties of the Treasurer.

Section 5.10.     Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in books to be kept for that purpose. He or she shall have charge of the records of the Corporation, including such books and records as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He or she shall perform such other duties as appertain to his or her office or as may be required by the Board of Directors.

Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he or she may perform all the duties of the Secretary.

Section 5.11.     Subordinate Officers. The Board of Directors from time to time may elect or appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

Section 5.12.     Remuneration. The salaries or other compensation of the officers of the Corporation, if applicable, shall be fixed from time to time by resolution of the Board of Directors, except that (i) the compensation of the Chief Compliance Officer must be approved by a majority of the Independent Directors; and (ii) the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.11 hereof.

Section 5.13.     Surety Bonds. As required by the Investment Company Act, the Corporation shall provide and maintain a bond which shall be issued by a reputable fidelity insurance company against larceny and embezzlement, covering each officer and employee of the Corporation who may singly, or jointly with others, have access to securities or funds of the Corporation, either directly or through authority to draw upon such funds or to direct generally the disposition of such securities. The bond shall be in such form, content and amount as a majority of the Directors then in office, including a majority of the Independent Directors, shall approve at least annually or as shall otherwise be required by the Investment Company Act. The Board of Directors may require any officer, employee or agent of the Corporation to execute such other bonds to the Corporation in such sums and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.

ARTICLE VI
CAPITAL STOCK

Section 6.1.       Ownership of Shares. No certificates authorizing the ownership of shares shall be issued except as the Board of Directors may otherwise authorize. The ownership of shares, full or fractional, shall be recorded on the books of the Corporation or its agent. The record books of the Corporation as kept by the Corporation or its agent, as the case may be, shall be conclusive as to the number of shares held from time to time by each such stockholder.

Section 6.2.       Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

Section 6.3.       Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that (1) such record date shall be not more than 90 days prior to the date on which the particular action requiring such determination will be taken and (2) in the case of a meeting of stockholders, the record date shall be at least 10 days before the date of the meeting. When a record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if postponed or adjourned, except if the meeting is postponed or adjourned to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

ARTICLE VII
FISCAL YEAR AND ACCOUNTANT

Section 7.1.       Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7.2.       Accountant. The Corporation shall employ an independent registered public accounting firm (the “Accountant”) as its accountant to examine the accounts of the Corporation and each of its series and to sign and certify financial statements filed by the Corporation and each of its series. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders of the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any meeting of the stockholders' called for that purpose.

The Board of Directors has delegated the responsibility to select the Accountant under the Investment Company Act to the Audit Committee of the Board of Directors, which shall be comprised of a majority of the Independent Directors. The Audit Committee shall select the Accountant at any meeting held within 30 days before or 90 days after the beginning of the fiscal year of the Corporation.

Any vacancy occurring due to the resignation of the Accountant shall be filled by the Audit Committee.

ARTICLE VIII
CUSTODY OF SECURITIES

Section 8.1.       Employment of Custodian. All assets of the Corporation shall be held in the custody of one or more banks (as defined in Section 2(a)(5) of the Investment Company Act) having the qualification prescribed in Section 26(a)(1) of the Investment Company Act or a company that is a member of a national securities exchange (as defined in the Securities Exchange Act of 1934) subject to such rules and regulations as the Securities and Exchange Commission may prescribe under the Investment Company Act. Such assets may be registered in the name of the Corporation, or any such custodian, or a nominee of either of them. The terms of any custodian agreement shall be determined by the Board of Directors, which terms shall be in accordance with the provisions of the Investment Company Act.

Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the Corporation may direct a custodian to deposit all or any part of the securities owned by the Corporation with a “securities depository” or “intermediary custodian” (as such terms are defined in Rule 17f-4 under the Investment Company Act) in accordance with the requirements of such Rule; may place and maintain “Foreign Assets” in the care of an “Eligible Foreign Custodian” (as such terms are defined in Rule 17f-5 under the Investment Company Act) or with a “Foreign Securities Depository” (as such terms are defined in Rule 17f-7 under the Investment Company Act) in accordance with the requirements of such Rules; and may place and maintain cash, securities and similar investments with a “Futures Commission Merchant” in amounts necessary to effect the Corporation's transactions in “Exchange Traded Futures Contracts” and “Commodity Options”) (as defined in Rule 17f-6 under the Investment Company Act) in accordance with the requirements of such Rule.

ARTICLE IX
INSURANCE

The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in or arising out of his or her position. However, in no event will the Corporation purchase insurance to indemnify any such person for any act for which the Corporation itself is not permitted to indemnify him or her.

ARTICLE X
EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on behalf of the Corporation, other than actions arising under United States federal securities laws, (c) any action asserting a claim of breach of any duty owed by any Director, officer or agent of the Corporation to the Corporation or to the stockholders of the Corporation, (d) any action asserting a claim against the Corporation or any Director, officer or agent of the Corporation arising pursuant to any provision of the MGCL or the Charter or these Bylaws, or (e) any other action asserting a claim against the Corporation or any Director, officer or agent of the Corporation that is governed by the internal affairs doctrine under Maryland law. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Corporation consents in writing to such court.

ARTICLE XI
AMENDMENTS

The Board of Directors shall have the exclusive power, at any time, to amend or repeal any provision of these Bylaws and to make new Bylaws.